Exhibit 99.1

ENSERVCO Reports Second Quarter Financial Results

●Total Q2 revenue increased 72% to $7.1 million from $4.1 million year over year

●Total YTD revenue increased 68% to $20.9 million from $12.4 million year over year

●Well enhancement service revenue increased 119% and 81%, respectively, for Q2 and YTD period

●Year over year well enhancement segment gross profit increased by $1.6 million in Q2 and $3.0 million YTD

●Higher commodity prices and increased activity driving growth in all key revenue segments, with new customers and expansion of existing relationships

●Debt refinancing strengthens balance sheet and provides increased long-term flexibility to pursue growth objectives

DENVER, CO – August 14, 2017 – ENSERVCO Corporation (NYSE American: ENSV), a diversified national provider of specialized well-site services to the domestic onshore conventional and unconventional oil and gas industries, today reported financial results for its second quarter and six months ended June 30, 2017.

“We are very pleased with our second quarter and year-to-date financial results, highlighted by high double digit growth in revenue and improvements in certain key profit metrics,” said Ian Dickinson, president and CEO.  “We continue to see growing demand in all of our key service lines due to recovering commodity prices and a resulting uptick in drilling, completion and maintenance work that is driving renewed activity in many of our primary operating areas.  Demand is picking up in North Dakota and is particularly robust in Colorado and in Texas, where our Eagle Ford expansion initiative continues to generate growing revenue and solid margins and where we’ve recently expanded our operations into the Austin Chalk formation. Our second quarter net loss of $2.5 million was impacted by non-recurring severance related costs of $768,000. We achieved a $1.2 million year-over-year improvement in adjusted EBITDA, which excludes severance costs, in the second quarter. Profitability was also impacted by a single workers’ compensation claim that resulted in a $250,000 expense.

“Another major highlight involves the refinancing of our bank debt,” Dickinson added.  “On August 10, 2017, we signed a loan and security agreement with East West Bank for a new $30 million revolving line of credit, which replaced our prior facility with PNC Bank.  The new facility provides lower-cost, more comprehensive and flexible debt financing and better positions us to execute on our growth strategy. We are very pleased with the favorable terms of this agreement and with the confidence our new lender is showing in ENSERVCO’s business strategy.  With a strengthened balance sheet, promising industry tailwinds and an expanded fleet that provides nearly twice the revenue capacity that we had prior to the downturn, we are cautiously optimistic about our potential to sustain our recent revenue and profit trends.”

Second Quarter Results

Total revenue for the second quarter ended June 30, 2017, increased 72% to $7.1 million from $4.1 million in the same quarter last year. The increase was attributable to higher demand for the Company’s core well enhancement services, which generated revenue growth of 119% year over year to $5.8 million from $2.7 million.  All three components of the well enhancement revenue segment showed double digit growth year over year, including frac water heating, up 398% to $2.5 million from $505,000; hot oiling, up 43% to $2.4 million from $1.6 million; and acidizing, 84% higher at $728,000 versus $395,000.  Higher demand for well enhancement services resulted from improved industry conditions, the successful Eagle Ford expansion, new customer additions and more normal winter conditions in the Western U.S. that increased utilization of frac water heating and hot oiling crews and equipment.  Gross profit in the well enhancement segment improved to $1.5 million from a negative $130,000 in the same quarter last year.

Water transfer revenue in the second quarter increased to $306,000 versus no revenue in the category in the same period last year.  During the quarter a major E&P postponed a large, scheduled water transfer project, which resulted in lower than anticipated revenue.  It also led to a gross loss in the segment of $310,000 due to carrying costs on equipment and water transfer personnel idled by the postponement.  The gross loss also included costs of the HydroFLOW® product line, which is still in test phase and not contributing to revenue. The Company expects the water transfer business to continue steady, year-over-year growth which will augment legacy revenue streams, help reduce the seasonality of the business and ultimately be additive to gross margins.

Water hauling revenue was essentially flat in the second quarter at $881,000.  Gross loss in the segment was $312,000 due primarily to a $250,000 accrual on a workers’ compensation claim.

Total operating expenses in the second quarter increased 36% year over year to $10.2 million from $7.5 million with the majority of that increase attributable to higher costs of performing well enhancement services to support the Company’s revenue growth.  The Company incurred $768,000 in severance and related costs associated with the transition of the executive management team.  In addition, labor, consulting and stock compensation costs associated with that transition drove a 43% increase in general and administrative expenses in the second quarter – to $1.3 million from $901,000 in the same quarter last year. Depreciation and amortization expense increased slightly in the quarter to $1.7 million from $1.6 million.

The Company reported a second quarter net loss of $2.5 million, or $0.05 per diluted share, versus a net loss of $2.4 million, or $0.06 per diluted share, in the same quarter last year.

Adjusted EBITDA improved by $1.2 million year over year to a negative $286,000 from a negative $1.5 million.

The Company closed the quarter with working capital of $2.3 million and a current ratio of 1.7:1.

Six Month Results

Total revenue for the six-month period ended June 30, 2017, increased 68% to $20.9 million from $12.4 million in the same period last year. Again, core well enhancement services was the primary growth driver, with revenue in that category increasing 81% to $17.8 million from $9.8 million.  As in the second quarter, all three components of well enhancement services showed good growth based on a combination of new customers, the Eagle Ford expansion and cooler Western weather that more than offset warm temperatures in Eastern operating areas. Frac water heating revenue grew by 137% to $10.7 million from $4.5 million; hot oiling was up 22% to $5.6 million from $4.6 million; and acidizing increased 130% to $1.2 million from $520,000. Gross profit in the well enhancement segment rose sharply to $5.0 million from $2.1 million in the first six months of 2016.

Water transfer revenue through six months increased to $1.1 million from $32,000 in the same period last year. The Company showed a gross loss in this segment of $234,000 due in part to carrying costs on equipment and personnel due to the postponement of the large water transfer project in the second quarter.

Water hauling revenue declined by 12% year-to-date to $1.8 million from $2.0 million. The segment showed a gross loss of $339,000 due primarily to the impact of a workers’ compensation claim.

Total operating expenses increased 36% year to date to $23.2 million from $17.1 million in the same period last year. The increase was attributable primarily to higher costs of performing services in line with increased activity, as well as the aforementioned severance and transition costs. General and administrative expenses increased 19% to $2.3 million from $1.9 million last year. Depreciation and amortization expense declined slightly to $3.3 million from $3.4 million.

The Company reported a reduced net loss of $2.5 million, or $0.05 per diluted share, a $1.0 million improvement from the net loss of $3.5 million, or $0.09 per diluted share, in the same period last year.

Adjusted EBITDA year to date improved notably to $2.2 million versus a negative $873,000 in the same period last year.

ENSERVCO generated $2.0 million in cash from operations through the first six months of 2017.

Conference Call Information

Management will hold a conference call today to discuss these results.  The call will begin at 11:00 a.m. Mountain Time (1:00 p.m. Eastern) and will be accessible by dialing 877-407-8031 (201-689-8031 for international callers).  No passcode is necessary.  A telephonic replay will be available through August 21, 2017, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID #19822. To listen to the webcast, participants should go to the ENSERVCO website at www.enservco.com and link to the “Investors” page at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days.  The webcast also is available at the following link: http://www.investorcalendar.com/event/19822

About ENSERVCO

Through its various operating subsidiaries, ENSERVCO provides a wide range of oilfield services, including hot oiling, acidizing, frac water heating, water transfer, bacteria and scaling treatment and water hauling.  The Company has a broad geographic footprint covering seven major domestic oil and gas basins and serves customers in Colorado, Kansas, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com

*Note on non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles ("GAAP"). The term "EBITDA" refers to a financial measure that we define as earnings (net income or loss) plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing ENSERVCO’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net income in the Consolidated Statements of Operations table at the end of this release.  We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

Cautionary Note Regarding Forward-Looking Statements

This news release contains information that is "forward-looking" in that it describes events and conditions ENSERVCO reasonably expects to occur in the future. Expectations for the future performance of ENSERVCO are dependent upon a number of factors, and there can be no assurance that ENSERVCO will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond ENSERVCO's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in ENSERVCO’s annual report on Form 10-K for the year ended December 31, 2016, and subsequently filed documents with the SEC.  Forward looking statements in this news release that are subject to risk include the ability to sustain recent revenue and profit trends; ability to execute on the Company’s growth strategy; expectations for a continued industry recovery; expectations for revenue growth of the Company’s water transfer business; prospects for continued revenue growth in the Eagle Ford Basin and Austin Chalk. It is important that each person reviewing this release understand the significant risks attendant to the operations of ENSERVCO.  ENSERVCO disclaims any obligation to update any forward-looking statement made herein.

Contact:

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

Phone: 303-393-7044

Email: jay@pfeifferhigh.com

ENSERVCO CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Revenues
Well enhancement services	$5,819,435	$2,660,526	$17,803,064	$9,820,349
Water transfer services	305,994	-	1,058,006	31,688
Water hauling services	880,801	888,892	1,765,806	2,004,440
Construction services	99,811	588,934	254,066	588,934
Total revenues	$7,106,041	$4,138,352	$20,880,942	$12,445,411

Expenses
Well enhancement services	$4,324,845	$2,790,690	$12,773,391	$7,747,146
Water transfer services	616,468	420,316	1,292,256	879,252
Water hauling services	1,192,372	830,872	2,105,057	2,020,876
Construction services	67,483	712,326	211,644	712,326
Functional support	231,585	183,977	428,809	348,666
General and administrative expenses	1,289,616	901,321	2,284,299	1,927,896
Patent litigation and defense costs	24,542	39,446	67,230	75,612
Severance and Transition Costs	767,755	-	767,755	-
Depreciation and amortization	1,674,875	1,617,620	3,251,304	3,365,592
Total operating expenses	10,189,541	7,496,568	23,181,745	17,077,366

Income (Loss) from Operations	(3,083,500)	(3,358,216)	(2,300,803)	(4,631,955)

Other Income (Expense)
Interest expense	(499,288)	(500,783)	(1,209,705)	(873,451)
Gain (Loss) on disposals of equipment	-	233,473	-	233,473
Other income	36,787	5,010	41,979	7,006
Total other expense	(462,501)	(262,300)	(1,167,726)	(632,972)

Income (Loss) Before Tax Expense	(3,546,001)	(3,620,516)	(3,468,529)	(5,264,927)
Income Tax Benefit (Expense)	1,018,644	1,239,865	991,529	1,808,707
Net Loss	$(2,527,357)	$(2,380,651)	$(2,477,000)	$(3,456,220)

Earnings (Loss) per Common Share - Basic	$(0.05)	$(0.06)	$(0.05)	$(0.09)

Earnings (Loss) per Common Share – Diluted	$(0.05)	$(0.06)	$(0.05)	$(0.09)

Basic weighted average number of common shares outstanding	51,067,660	38,130,160	51,067,660	38,129,910
Add: Dilutive shares assuming exercise of options and warrants	-	-	-	-
Diluted weighted average number of common shares outstanding	51,067,660	38,130,160	51,067,660	38,129,910

ENSERVCO CORPORATION AND SUBSIDIARIES
Calculation of Adjusted EBITDA *

		For the Three Months Ended		For the Six Months Ended
		June 30,		June 30,
		2017	2016	2017	2016

Adjusted EBITDA*
Income (Loss)		$(2,527,357)	$(2,380,651)	$(2,477,000)	$(3,456,220)
Add Back (Deduct)
Interest Expense		499,288	500,783	1,209,705	873,451
Provision for income taxes (benefit) expense		(1,018,644)	(1,239,865)	(991,529)	(1,808,707)
Depreciation and amortization		1,674,875	1,617,620	3,251,304	3,365,592
EBITDA*		(1,371,838)	(1,502,113)	992,480	(1,025,884)
Add Back (Deduct)
Stock-based compensation		329,928	167,071	445,755	317,504
Severance and Transition Costs	Severance and Transition Costs	767,755	-	767,755	-
Patent Litigation and defense costs		24,542	39,446	67,230	75,612
(Gain) on sale and disposal of equipment		-	(233,473)	-	(233,473)
Interest and other income		(36,787)	(5,010)	(41,979)	(7,006)
Adjusted EBITDA*		$(286,400)	$(1,534,079)	$2,231,241	$(873,247)

*Use of Non-GAAP Financial Measures: Non-GAAP results are presented only as a supplement to the financial statements and for use within management’s discussion and analysis based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of the Company’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided herein.

EBITDA is defined as net income (earnings), before interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA excludes stock-based compensation from EBITDA and, when appropriate, other items that management does not utilize in assessing the Company’s ongoing operating performance as set forth in the next paragraph. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

All of the items included in the reconciliation from net income to EBITDA and from EBITDA to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles, stock-based compensation, warrants issued, etc.) or (ii) items that management does not consider to be useful in assessing the Company’s ongoing operating performance (e.g., income taxes, gain on sale of investments, loss on disposal of assets, patent litigation and defense costs, etc.). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect the Company’s ability to generate free cash flow or invest in its business.

We use, and we believe investors benefit from the presentation of, EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Additionally, our leverage and fixed charge ratio covenants associated with our 2014 Credit Agreement require the use of Adjusted EBITDA in specific calculations.

Because not all companies use identical calculations, the Company’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the Company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures.

ENSERVCO CORPORATION
Condensed Consolidated Balance Sheets

	June 30	December 31,
ASSETS	2017	2016
	(Unaudited)
Current Assets
Cash and cash equivalents	$620,635	$620,764
Accounts receivable, net	3,950,781	4,814,276
Prepaid expenses and other current assets	783,979	970,802
Inventories	410,017	407,379
Income tax receivable	-	223,847
Total current assets	5,765,412	7,037,068

Property and Equipment, net	32,270,514	34,617,961
Deferred Tax Asset, net	547,248	-
Other Assets	506,091	714,967

TOTAL ASSETS	$39,089,265	$42,369,996

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$3,300,089	$3,682,599
Current portion of long-term debt	176,403	318,499
Total current liabilities	3,476,492	4,001,098

Long-Term Liabilities
Senior revolving credit facility	20,445,049	23,180,514
Subordinated Debt	2,198,463	-
Long-term debt, less current portion	278,412	304,373
Deferred income taxes, net	-	468,565
Warrant Liability	306,648	-
Total long-term liabilities	23,228,572	23,953,452
Total Liabilities	26,705,064	27,954,550

Commitments and Contingencies

Stockholders' Equity
Preferred stock, $.005 par value, 10,000,000 shares authorized, no shares issued or outstanding	-	-
Common stock. $.005 par value, 100,000,000 shares authorized, 51,171,260 and 51,171,260 shares issued, respectively; 103,600 shares of treasury stock; and 51,067,660 and 51,067,660 shares outstanding, respectively	255,337	255,337
Additional paid-in capital	19,313,457	18,867,702
Accumulated (deficit) earnings	(7,184,593)	(4,707,593)
Total stockholders' equity	12,384,201	14,415,446

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$39,089,265	$42,369,996

ENSERVCO CORPORATION
Condensed Consolidated Statement of Cash Flows
(Unaudited)

	For the Six Months Ended
	June 30,
	2017	2016
OPERATING ACTIVITIES
Net loss	$(2,477,000)	$(3,456,220)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	3,251,304	3,365,592
(Gain) loss on disposal of equipment	-	(233,473)
Deferred income taxes	(878,657)	(1,808,707)
Stock-based compensation	445,755	317,504
Stock issued for services	-	1,714
Amortization of debt issuance costs and warrants	297,557	74,694
Bad debt expense	49,402	86,949
Changes in operating assets and liabilities	-
Accounts receivable	729,113	4,247,742
Inventories	(2,638)	(49,834)
Prepaid expense and other current assets	151,843	(35,030)
Income taxes receivable	223,847	(1,400)
Other assets	(32,335)	-
Accounts payable and accrued liabilities	260,025	(336,229)
Net cash provided by operating activities	2,018,216	2,173,302

INVESTING ACTIVITIES
Purchases of property and equipment	(970,825)	(4,572,318)
Proceeds from disposal of equipment	120,537	321,725
Net cash used in investing activities	(850,288)	(4,250,593)

FINANCING ACTIVITIES
Net line of credit (repayments) borrowings	(2,000,000)	1,911,099
Proceeds from issuance of long-term debt	1,000,000
Repayment of long-term debt	(168,057)	(71,359)
Net cash (used in) provided by financing activities	(1,168,057)	1,839,740

Net Decrease in Cash and Cash Equivalents	(129)	(237,551)

Cash and Cash Equivalents, beginning of period	620,764	804,737

Cash and Cash Equivalents, end of period	$620,635	$567,186

Supplemental cash flow information:
Cash paid for interest	$71,384	$38,430
Cash (received) paid for taxes	$(222,110)	$1,400

Supplemental Disclosure of Non-cash Investing and Financing Activities:
Non-cash proceeds from subordinated debt borrowings	$1,500,000	$-
Non-cash proceeds from revolving credit facility	$814,535	$584,029
Non-cash repayment of revolving credit facility	$(1,500,000)	$-